UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2013, Central European Distribution Corporation (the “Company”) received a Staff Determination letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Listing Rules 5250(c) which requires the Company to file its Annual Report on Form 10-K for the period ended December 31, 2012. As a result, Nasdaq staff have stated that this serves as an additional basis to delist the Company’s securities from the NASDAQ Stock Market to that announced by the Company on its Current Report on Form 8-K filed with the United States Securities and Exchange Commission on January 7, 2013 and that the Nasdaq Hearings Panel will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Global Select Market. If the Company wishes to request a stay to delisting beyond the hearing currently scheduled for March 28, 2013, it must make the request no later than March 27, 2013, together with an explanation of why an extended stay is appropriate. The Company intends to request a stay to delisting. The letter also stated that the Nasdaq staff do not believe that any further stay is warranted because the Company is in default of its 3% convertible notes due 2013 and is actively soliciting the note holders to vote in favor of a plan of reorganization through a filing for protection under Chapter 11 of the U.S. Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Ryan Lee
Ryan Lee
Chief Financial Officer

Date: March 22, 2013